EXHIBIT 10.5

TEMPLATE

NOTICE OF RESTRICTED STOCK AWARD

under the

LIFEWAY FOODS, INC. OMNIBUS INCENTIVE PLAN

Shares of Restricted Stock: ____________

THIS AWARD, made as of the       day of __________, 20__, by Lifeway Foods, Inc., an Illinois corporation (the “Company”), to ________________ (“Participant”), is made pursuant to and subject to the provisions of the Company’s Omnibus Incentive Plan (the “Plan”).  All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1.   Award of Stock.  Pursuant to the Plan, the Company, on __________, 20__ (the “Date of Grant”), granted Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of ______ shares of Common Stock, hereinafter described as “Restricted Stock.”

2.   Restrictions.  Except as provided in this Notice of Award, the Restricted Stock is nontransferable and is subject to a substantial risk of forfeiture.

3.   Stock Power. Participant shall deliver to the Company stock power authorization(s), endorsed in blank, with respect to the Restricted Stock.  The Company shall use the stock power to cancel any shares of Restricted Stock that are forfeited (in accordance with Paragraph 7 below).  The Company shall return the stock power to Participant with respect to any shares of Restricted Stock that become Vested.

4.   Vesting.  Participant’s interest in the shares of Restricted Stock shall become transferable and non-forfeitable (“Vested”) as of the ___ anniversary of the Date of Grant, such that ______ shares of Restricted Stock will Vest on __________, 20__. [ADJUST AS APPROPRIATE, VESTING MAY BE ON A 3-YEAR OR LONGER GRADED OR CLIFF SCHEDULE]

5.   Death or Disability.  Paragraph 4 to the contrary notwithstanding, if Participant dies or becomes Disabled while in the employ of the Company or an Affiliate and prior to the forfeiture of the shares of Restricted Stock under Paragraph 7, all shares of Restricted Stock that are not then Vested shall become Vested as of the date of Participant’s death or of his becoming Disabled.  For purposes of this Notice of Award, “Disabled” means a Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code. [ADJUST AS APPROPRIATE]

6.   Change in Control.  Notwithstanding any other provision of this Notice of Award, upon a Change in Control ____________________________________. [COMPLETE AS APPROPRIATE]

7.   Forfeiture.  All shares of Restricted Stock that are not then Vested shall be forfeited if Participant’s employment with the Company or an Affiliate terminates for any reason other than by reason of Participant’s death or Disability, or a Change in Control, as outlined in paragraphs 5 and 6.  [Specify any other immediate vesting events.]

8.   Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

9.   Shareholder Rights.  Participant will have the right to receive dividends on and to vote the Restricted Stock as of the Date of Grant. The dividends paid on the Restricted Stock will be immediately Vested and paid.  [ADJUST AS APPROPRIATE]

10.      No Right to Continued Employment. Neither this Notice of Award nor the issuance of Restricted Stock shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

11.          Change in Capital Structure.  In accordance with the terms of the Plan, the terms of this grant shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

12.          Governing Law.  This Notice of Award shall be governed by the laws of the State of Illinois.

13.          Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Notice of Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

14.          Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15.          Binding Effect.  Subject to the limitations stated above and in the Plan, this Notice of Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

16.          Taxes.  The Company will withhold from the Restricted Stock the number of shares of Common Stock necessary to satisfy Federal tax-withholding requirements and state and local tax-withholding requirements with respect to the state and locality designated by the Participant as their place of residence in the Company's system of record at the time the Restricted Stock becomes taxable, subject, however, to any special rules or provisions that may apply to Participants who are non-US employees (working inside or outside of the United States) or US employees working outside of the United States. It is the Participant's responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of receiving this award of Restricted Stock.

17.          Clawback.  [COMPLETE AS APPROPRIATE]

IN WITNESS WHEREOF, the Company has caused this Notice of Award to be signed on its behalf.

LIFEWAY FOODS, INC.

By    ___________________________________

PARTICIPANT

_______________________________________